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                                                                    Exhibit 23.2





                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this Registration Statement on Form SB-2 (Post-Effective Amendment No. 1) of Antex Biologics Inc. of our report, dated February 27, 1998, on our audits of the consolidated financial statements of Antex Biologics Inc. as of December 31, 1996 and 1997, and for the years then ended, and for the period January 1, 1993 to December 31, 1997. We also consent to the reference to our firm under the caption "Experts."





                                        Coopers & Lybrand L.L.P.





McLean, Virginia
April 29, 1998